Exhibit 4.4

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

by and among

SERIES A INVESTORS

SERIES B INVESTORS

SERIES C INVESTORS

CHINACACHE INTERNATIONAL HOLDINGS LTD.

and

THE OTHER PARTIES NAMED HEREIN

May 14, 2010

CHINACACHE INTERNATIONAL HOLDINGS LTD.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is entered into on May 14, 2010, by and among:

A.            ChinaCache International Holdings Ltd. (the “Company”), a Cayman Islands exempted company whose registered address is at the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands;

B.            ChinaCache Network Technology (Beijing) Limited  (the “PRC Subsidiary”), a wholly-foreign owned enterprise established under the laws of the PRC whose registered address is at No. 8A, Langqiuyuan, Tayuan, Haidian District, Beijing 100083, People’s Republic of China;

C.            Beijing Blue I.T. Technologies Co., Ltd.  (“Beijing Blue I.T.”), a  limited liability company established under the laws of the PRC  whose registered address is at No. 8 A, Langqiuyuan, Tayuan, Haidian District, Beijing 100083, PRC;

D.            Beijing Jingtian Technology Co., Ltd.  (“Beijing Jingtian”), a  limited liability company established under the laws of the PRC whose registered address is at 2nd Floor, No 2 Building, Chuang Yin Hotel, No. 8A, Langqiuyuan, Tayuan, Haidian District, Beijing, PRC;

E.             Shanghai Jnet Telcom Co., Ltd.  (“Shanghai Jnet”), a  limited liability company established under the laws of the PRC whose registered address is at Suite 221, No. 728 Guanghua Road, Minhang District, Shanghai, PRC;

F.             The Persons set forth on Annex B (the “Series A Investors” and each a “Series A Investor”);

G.            The Persons set forth on Annex C (the “Series B Investors” and each a “Series B Investor”);

H.            The Persons set forth on Annex D (the “Series C Investors” and each a “Series C Investor”);

I.              Consolidated Capital Holdings Ltd. (“CCH”), a British Virgin Islands exempted company  whose registered address is at Omar Hodge Building, Wickhams Cay I, P.O. Box 362, Road Town, Tortola, British Virgin Islands; and

J.             Harvest Century International Ltd. (“HCI”, together with CCH, the “Ordinary Shareholders”), a company organized in the British Virgin Island whose registered address is at 3rd Floor, Omar Hodge Building, Wickhams Cay I, P.O. Box 362, Road Town, Tortola, British Virgin Islands; and

K.            Song Wang  (PRC Identity Card No. 110102196402071516) and Xiao-Hong Kou  (PRC Identity Card No. 110106196111241242)  (each a “Key Party” and together, the “Key Parties”).

RECITALS

WHEREAS, pursuant to the terms and conditions set forth in Series A Preferred Shares Purchase Agreement dated September 16, 2005 (the “Series A Share Purchase Agreement”), the Company issued to the Series A Investors an aggregate of 65,384,615 Series A Preferred Shares of the Company.  Pursuant to the terms and conditions set forth in Series B Preferred Shares Purchase Agreement dated April 11, 2007 (the “Series B Share Purchase Agreement”), the Company issued to the Series B Investors (excluding Tiger) and Starr an aggregate of 80,765,142 Series B Preferred Shares of the Company. Pursuant to the terms and conditions set forth in Series C Share Purchase Agreement dated December 11, 2009 (the “Series C Share Purchase Agreement”), the Company issued to certain Series C Investors an aggregate of 20,512,821 Series C-1 Preferred Shares of the Company and issued to the Lenders an aggregate of 11,831,308 Series C-2 Preferred Shares of the Company (through conversion of the amounts owing on the Bridge Loans), and the Company repurchased from HCI 12,436,707 Ordinary Shares, immediately following which the Company issued certain Series C Investors an aggregate of 12,436,707 Series C-3 Preferred Shares of the Company.

WHEREAS, the Group Companies, the Key Parties, HCI, CCH, the Series A Investors, the Series B Investors (excluding Tiger) and Starr are parties to the Second Amended and Restated Investors’ Rights Agreement dated as of December 29, 2009 (the “Prior Agreement”).

WHEREAS, on April 20, 2007, an Option Agreement (the “Option Agreement”) was entered into by and among the Company, CCH, the Key Parties, and the then-current holders of Series B Preferred Shares, pursuant to which upon the date that the Company delivers the audited consolidated financial statements for the fiscal year ending on December 31, 2007, if the gross revenues (less tax) reflected in such financial statements reaches certain milestone (the “Revenue Milestone”), the then-current holders of Series B Preferred Shares shall grant to the Key Parties options (the “Options”) to purchase an aggregate of 3,400,000 Ordinary Shares (the “Option Shares”) held by the then-current holders of Series B Preferred Shares.  In July 2009, the same parties entered into a Supplementary Agreement (the “Option Supplementary Agreement”), which provides, among other things, that: (1) the holders of Series B Preferred Shares acknowledge that the Company has achieved the Revenue Milestone; (2) the total number of Option Shares issuable to the Key Parties upon their full exercise of the Options shall be reduced from 3,400,000 to 2,400,000, and as a result, the Company shall repurchase from the holders of Series B Preferred Shares a total of 1,000,000 Series B Preferred Shares (the “Repurchase for Option”); and (3) since Intel (Delaware) transferred all of its Series B Preferred Shares to Qiming, therefore, Qiming shall assume Intel (Delaware)’s liability under the Option Agreement.

WHEREAS, on April 30, 2010, a Sale and Purchase Agreement (the “Sale and Purchase Agreement”) was entered into by and among Starr International Cayman, Inc. (“Starr”) and certain persons listed in the schedule thereto (the “Buyers”). Pursuant to the Sale and Purchase Agreement, Starr agreed to sell, and the Buyers agreed to purchase, 25,298,900 Series B Preferred Shares and 2,372,825 Series C-2 Preferred Shares of the Company (the “Starr Transfer”).  Upon closing of the Starr Transfer on May 4, 2010 (the “Starr Transfer Closing Date”), the title to, beneficial ownership of, and any risk, obligations, rights, benefits, privileges attaching or accruing to the 25,298,900 Series B Preferred Shares and 2,372,825 Series C-2 Preferred Shares shall be passed to the Buyers with respect to the shares each of the Buyers has purchased under the Starr Transfer.  Since Starr transferred all of its Series B Preferred Shares to the Buyers, therefore, the Buyers shall assume Starr’s liability under the Option Agreement and the Option Supplementary Agreement with respect to the shares each of the Buyers has purchased with effect from the Starr Transfer Closing Date.

WHEREAS, the parties wish to amend and restate the Prior Agreement to reflect the Starr Transfer.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             GENERAL MATTERS.

1.1           Definitions.  Capitalized terms used herein without definition have the meanings assigned to them in Annex A attached to this Agreement.  The use of any term defined in Annex A in its uncapitalized form indicates that the words have their normal and general meaning.

1.2           Pledge.  The Company, each Key Party and each Ordinary Shareholder shall cause all parties to this Agreement, other than the Investors, to perform their obligations under this Agreement.

1.3           Termination of Prior Agreement.  The parties to the Prior Agreement hereby agree that the Prior Agreement shall be terminated and replaced by this Agreement in its entirety effective from and as of the date of this Agreement.  Each of the parties to the Prior Agreement acknowledges and agrees that it has no claims outstanding under the Prior Agreement.

2.             INFORMATION AND INSPECTION RIGHTS.

2.1           Information and Inspection Rights Prior to a Qualified IPO.

(a)           Information Rights.  The Company covenants and agrees that, commencing on the date of this Agreement, and for so long as any Investor holds any Investment Securities, the Company will and will cause the Group Companies to, deliver to such Investor the following with respect to the Company and its Subsidiaries:

(i)           annual audited consolidated financial statements within ninety (90) days after the end of each fiscal year, audited in accordance with IAS or U.S. GAAP by a “Big Four” accounting firm approved by the Series B Investors;

(ii)           monthly unaudited consolidated financial statements within thirty (30) days after the end of each month;

(iii)          quarterly unaudited consolidated financial statements within thirty (30) days after the end of each quarter;

(iv)          an annual consolidated budget for the following fiscal year within forty-five (45) days prior to the end of each fiscal year; and

(v)           promptly upon request from the Investor, current versions of this Agreement and other related investment documents and all documents relating to any subsequent financings by the Company, the management of the Company or otherwise affecting the Preferred Shares or shares issued upon conversion of the Preferred Shares, bearing the signatures of all parties and of the Company’s Revised M&A bearing the file stamp of the appropriate government authority, in each case with all amendments and restatements; the copies of the documents to be provided under this Section 2.1 may be delivered in either hardcopy or in Portable Document Format (PDF); and

(vi)          upon the request by the Investor, such other information as the Investor shall reasonably request.

All financial statements to be provided to the Investors pursuant to this Section 2.1 and pursuant to any other Transaction Agreement, including the Revised M&A, shall be prepared in the English language in accordance with IAS or U.S. GAAP and shall consolidate the results of operations of the Group Companies.

(b)           Inspection Rights.  The Company covenants and agrees that, commencing on the date of this Agreement, and for so long as any Investor holds more than five hundred thousand (500,000) Ordinary Shares, on an as-converted basis, such Investor or its appointee shall have the right of inspection, including the right to access, examine and copy all books or accounts of each Group Company and/or any of their respective Subsidiaries, and to discuss the business, operations and conditions of each Group Company and their respective Subsidiaries with their respective directors, officers, employees, accounts, legal counsel and investment bankers.

(c)           Termination of Rights.  Except as set forth in Sections 2.1(a)(v) and 2.2, the foregoing information and inspection rights shall terminate upon the closing of the Qualified IPO.

2.2           Information Rights After a Qualified IPO.  The Company covenants and agrees that, for so long as any Investor holds any Investment Securities, the Company will deliver to such Investor (i) promptly after filing, copies of all of the Company’s annual and periodic reports made available to its shareholders as well as all public reports (including any periodic, interim, or extraordinary reports) filed with the Securities and Futures Commission of the Hong Kong Special Administrative Region, the China Securities and Regulatory Commission of the People’s Republic of China, the U.S. Securities and Exchange Commission, or any other stock exchange or securities regulatory authority, and (ii) promptly upon request, copies of current versions of investment document and all documents relating to any subsequent financings by the Company, or otherwise affecting the Investment Securities or the holders of the Investment Securities, in each case with all amendments and restatements.  This Section 2.2 shall survive any termination of this Agreement.

3.             REGISTRATION RIGHTS.

3.1           Applicability of Rights.  The holders of the Investment Securities shall be entitled to the following rights with respect to any potential public offering of Ordinary Shares of the Company (or securities representing such Ordinary Shares) in the United States, and to any analogous or equivalent rights with respect to any other offering of shares in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

3.2           Definitions.  For purposes of this Section 3:

(a)           Registration.  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement under the Securities Act, and the declaration of effectiveness of such registration statement.

(b)           Registrable Securities.  The term “Registrable Securities” means: (1) Ordinary Shares of the Company issued or to issuable upon conversion of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares issued (A) under each of the Series A Share Purchase Agreement, the Series B Share Purchase Agreement, and the Series C Share Purchase Agreement, and (B) pursuant to the issuance of New Securities by the Company to the Investors pursuant to Section 4.1 hereof; (2) Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing; (3) any other Ordinary Share owned or hereafter acquired by any Investor, including Ordinary Shares issued in respect of the Ordinary Shares described in (1)-(2) above upon any share split, share dividend, recapitalization or a similar event; and (4) any depositary receipts issued by an institutional depositary upon deposit of any of the foregoing.  Notwithstanding the foregoing, “Registrable Securities” shall not include any Registrable Securities sold by a person in a transaction in which rights under this Section 3 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

(c)           Registrable Securities Then Outstanding.  The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of all Registrable Securities which are convertible into Ordinary Shares.

(d)           Holder.  For purposes of this Section 3, the term “Holder” means any person who holds Registrable Securities of record, whether such Registrable Securities were acquired directly from the Company or from another Holder in a permitted transfer, to whom the rights under this Section 3 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of Series A Preferred Shares or Series B Preferred Shares or Series C Preferred Shares convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that (i) the Company shall in no event be obligated to register Series A Preferred Shares or Series B Preferred Shares or Series C Preferred Shares and that (ii) Holders of Registrable Securities will not be required to convert their Series A Preferred Shares or Series B Preferred Shares or Series C Preferred Shares into Ordinary Share in order to exercise the registration rights granted hereunder, until immediately prior to the declaration of effectiveness of the registration statement for the offering to which the registration relates.

(e)           Form S-3 and Form F-3.  The terms “Form S-3” and “Form F-3” means such respective form under the Securities Act as is in effect on the date hereof or any successor or comparable registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

3.3           Demand Registration.

(a)           Request by Holders.  If the Company shall receive at any time after a Qualified IPO, a written request from the Holders of at least ten percent (10%) of the Registrable Securities then outstanding that the Company files a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 3.3, then the Company shall, within ten (10) Business Days after the receipt of such written request, give a written notice of such request (the “Request Notice”) to all Holders.  The Holders shall send a written notice stating the number of Registrable Securities requested to be registered and included in such registration (the “Request Securities”) to the Company within ten (10) Business Days after receipt of the Request Notice.  The Company shall thereafter use its best efforts to effect, as soon as practicable, the registration of the Request Securities, subject only to the limitations of this Section 3.3; provided, however, that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 3.3 or Section 3.5, or in which the Holders had an opportunity to participate pursuant to the provisions of Section 3.4, other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 3.4(a).

(b)           Underwriting.  If the Holders initiating the registration request under this Section 3.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3.3 and the Company shall include such information in the Request Notice referred to in Section 3.3(a).  In the event of an underwritten offering, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company.  Notwithstanding any other provision of this Section 3.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro-rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced (x) by more than 75% and (y) unless all other securities are first entirely excluded from the underwriting and registration including all shares that are not Registrable Securities and are held by any other person, including any person who is an employee, officer or director of the Company or any Subsidiary of the Company.  Further, if, as a result of such underwriter cutback, the Holders cannot include in the IPO all of the Registrable Securities that they have requested to be included therein, then such Registration shall not be deemed to constitute one of the three (3) demand Registrations to which the Holders are entitled pursuant to this Section 3.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by delivering a written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro-rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined herein.

(c)           Maximum Number of Demand Registrations.  The Company shall have no obligation to effect more than three (3) registrations pursuant to this Section 3.3.

(d)           Deferral.  Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting the filing of a registration statement pursuant to this Section 3.3, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(e)           Expenses.  The Company shall pay all expenses (excluding only underwriting discounts and commissions relating to the Registrable Securities sold by the Holders) incurred in connection with any registration pursuant to this Section 3.3, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printer’s and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar.  Each Holder participating in a registration pursuant to this Section 3.3 shall bear such Holder’s proportionate share (based on the total number of shares of Registrable Securities sold in such registration other than for the account of the Company) of all discounts and commissions relating to the Registrable Securities sold by the Holders.  Notwithstanding the foregoing, the Company shall not be required to pay any expense of any registration proceeding begun pursuant to this Section 3.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 3.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (l) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, or if the registration proceeding is terminated for any reason not specifically covered by this Section 3.3(e), then the Company shall be required to pay all of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 3.3.

3.4           Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing of any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 3.3 or Section 3.5 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within ten (10) Business Days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)           Underwriting.  If a registration statement under which the Company gives notice under this Section 3.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company for such underwriting.  Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro-rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested, even if this will cause the Company to reduce the number of shares it wishes to offer; and (ii) all shares that are not Registrable Securities and are held by any other person, including any person who is an employee, officer or director of the Company or any Subsidiary of the Company shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by delivering a written notice to the Company and the underwriter(s) at least ten (10) Business Days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro-rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)           Expenses.  The Company shall pay all expenses (excluding only underwriting and brokers’ discounts and commissions relating to shares sold by the Holders) incurred in connection with a registration pursuant to this Section 3.4, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar.  For the avoidance of doubt, the Company shall pay all expenses incurred in connection with a registration pursuant to this Section 3.4 notwithstanding the cancellation or delay of the registration proceeding for any reason.

(c)           Not Demand Registration.  Registration pursuant to this Section 3.4 shall not be deemed to be a demand registration as described in Section 3.3 above.  Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.4.

3.5           Form S-3 or Form F-3 Registration.  After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or Form F-3 or any comparable or successor form promptly and to maintain such qualification thereafter.  If the Company is qualified to use Form S-3 or Form F-3, any Holder or Holders shall have a right to request in writing that the Company effect a registration on either Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or

Holders, and upon receipt of each such request, the Company shall perform the tasks set out in paragraphs (a) and (b) below:

(a)           Notice.  promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)           Registration.  as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the date on which the Company provides the notice contemplated by Section 3.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.5:

(i)            if Form S-3 or Form F-3 becomes unavailable for such offering by the Holders;

(ii)           if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price of less than US$1,000,000 to the public; or

(iii)          if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 3.4(a).

(c)           Expenses.  The Company shall pay all expenses (excluding only underwriting or brokers’ discounts and commissions relating to shares sold by the Holders) incurred in connection with each registration requested pursuant to this Section 3.5, including all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, the fees and expenses (including disbursements) of outside counsels for the Holders and any fee charged by any depositary bank, transfer agent or share registrar.  For the avoidance of doubt, the Company shall pay all expenses incurred in connection with a registration pursuant to this Section 3.5 notwithstanding the cancellation or delay of the registration proceeding for any reason.

(d)           Maximum Frequency.  Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.5.

(e)           Deferral.  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 3.5, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(f)            Not Demand Registration.  Form S-3 or Form F-3 registrations shall not be deemed to be demand registrations as described in Section 3.3 above.

(g)           Underwriting.  If the requested registration under this Section 3 is for an underwritten offering, the provisions of Section 3.3(b) shall apply.

If the Company fails to perform any of the Company’s obligations set forth above in this Section 3.5 relating to a demand registration made pursuant to Section 3.3, such registration shall not constitute the use of a demand registration under Section 3.3.

3.6          Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as soon as practicable:

(a)           Registration Statement.  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep any such registration statement effective for a period of one (1) year or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever is earlier;

(b)           Amendments and Supplements.  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

(c)           Prospectuses.  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(d)           Blue Sky.  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)           Deposit Agreement.  If the registration relates to an offering of depositary shares or other securities representing Ordinary Shares deposited pursuant to a deposit agreement or similar facility, cause the depositary under such agreement or facility to accept for deposit under such agreement or facility all Registrable Securities requested by each Holder to be included in such registration in accordance with this Section 3.

(f)            Underwriting.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(g)           Notification.  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)           Opinions and Comfort Letter.  Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such Registrable Securities are being sold through underwriters, or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) opinions, each dated as of such date, of the counsels representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Holders representing a majority of the Registrable Securities requested to be registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort letter” dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Holders representing a majority of the Registrable Securities requested to be registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

3.7          Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.3, 3.4 or 3.5 that the Holders shall furnish to the Company information regarding such Holders, the Registrable Securities held by them and the intended method of disposition of such Registrable Securities as shall reasonably be required to timely effect the Registration of their Registrable Securities.

3.8          Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 3.3, 3.4 or 3.5:

(a)           By the Company.  To the extent permitted by law, the Company shall indemnify and hold harmless each Holder and its Affiliates, partners, officers, directors, employee, legal counsel, agent, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who Controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such losses, claims, damages, or liabilities or actions in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)            any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)           the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

(iii)          any violation or alleged violation of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or other applicable law in connection with the offering covered by such registration statement;

and the Company shall reimburse each such Holder and its Affiliates, partners, officers, directors, employees, legal counsel, agents, underwriters or controlling person for any legal or other expenses reasonably incurred by them, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person of such Holder.

(b)           By Selling Shareholders.  To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who Controls the Company, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who Controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such losses, claims, damages or liabilities or actions in respect thereto arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in the Company’s reasonable reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity contained in this Section 3.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Holder under this Section 3.8(b) plus any amount under Section 3.8(e) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c)           Notice.  Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any action, including any governmental action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.8, deliver to the indemnifying party a written notice of the commencement thereof (a “Claim Notice”) and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, (i) during the period from the delivery of a Claim Notice until retention of counsel by the indemnifying party; and (ii) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver a written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to deliver a written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.8.

(d)           Defect Eliminated in Final Prospectus.  The foregoing indemnity of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e)           Contribution.  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 3.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the net proceeds received by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation as defined in Section 11(f) of the Securities Act will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)            Survival.  The obligations of the Company and Holders under this Section 3.8 shall survive for six (6) years after the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

3.9          Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)           File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act or the Exchange Act, at all times after the effective date of the first registration under the Securities Act filed by the Company;

(c)           So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements, (ii) a copy of the most recent annual, interim, quarterly or other report of the Company and, (iii) such other reports and documents as a Holder may reasonably request availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.10        Termination of the Company’s Obligations.  Notwithstanding the foregoing, the Company shall have no obligations pursuant to Sections 3.3, 3.4 or 3.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registered public offering (i) five (5) years after the consummation of a Qualified IPO, or (ii), if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

3.11        No Registration Rights to Third Parties.  Without the prior written consent of the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind, whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Section 3, or otherwise, relating to any shares or other securities of the Company, other than rights that are subordinate to the rights of the Holders hereunder.

3.12        “Market Stand-Off” Agreement.  Each Holder hereby agrees that, if and to the extent requested by the lead underwriter of securities of the Company in connection with a registration relating to a specific proposed public offering (other than a registration on Form S-8 or a related or successor form relating solely to an employee benefit plan or a registration on Form S-4 or a related or successor form relating solely to a transaction under SEC Rule 145), such Holder will, subject to the following conditions, enter into a lock-up or standoff agreement in customary form (subject to the following conditions) under which such Holder agrees not to sell or otherwise transfer or dispose of any Registrable Securities or other shares of the Company owned by such Holder as of the date of such registration for up to one hundred eighty (180) days following the effective date of the related registration statement.  The obligations of each Holder under this Section 3.12 are subject to the following conditions: (i) the lockup or standoff agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to Registrable Securities actually sold pursuant to such registration statement; (ii) such Holder is satisfied that all directors, officers, and holders of 1% or more of any class of securities of the Company are bound by substantially identical restrictions; (iii) the lockup or standoff agreement provides that if any securities of the Company are to be excluded or released in whole or part from such restrictions, the underwriter shall so notify each Holder within three (3) days and each Holder shall be excluded or released, in proportionate amounts to the extent of the exclusion or release with respect to any other holder of Company’s securities, including any director, officer, or holder of 1% or more of any class of securities of the Company subject to such restrictions; and (iv) the lockup or standoff agreement by its terms permits transfers of Registrable Securities by any Holder to any Affiliate of such Holder during the restricted period, provided that such Affiliate executes a lock-up or standoff agreement substantively identical to that signed by the transferring Holder.  The lock-up or standoff agreement shall expire no later than ninety (90) days after execution by the Holder if no underwritten public offering has occurred by the date of such execution.  The Company may impose a stop-transfer restriction with respect to Registrable Securities that are that are subject to any such lockup or standoff agreement, but shall remove such restriction immediately upon the expiration or termination of such lockup or standoff agreement.

3.13        Public Offering Rights (Non-U.S. Offerings).  If shares of the Company are offered in an underwritten public offering (whether or not a Qualified IPO) outside of the United States for the account of any Ordinary Shareholder or other shareholders, each Holder shall have the right to include a pro-rata number of shares (based on the number of shares (on an as - converted basis) then held by such Holder and all other shareholders of the Company selling in such offering) in such offering on terms and conditions no less favorable to the Holders than to any other selling shareholder.

3.14        Re-sale Rights.  The Company shall use its best efforts to assist each Holder in the sale or disposition of its Registrable Securities after a Qualified IPO, including the prompt delivery of applicable instruction letters by the Company and legal opinions from the Company’s counsels in forms reasonably satisfactory to the Holder’s counsel.  In the event the Company has depositary receipts listed or traded on any stock exchange or inter-dealer quotation system, the Company shall pay all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the Holders.

4.             RIGHT OF PARTICIPATION.

4.1          With Respect to Issuance of New Securities:

(a)           General.  Each of the Investors and any of its Affiliates to which rights under this Section 4 have been duly assigned in accordance with Section 6.1 (each of the Investors and their assignees being hereinafter referred to as a “Participation Rights Holder”) shall have a right of first refusal to purchase such a Pro Rata Share of all or any part of the New Securities that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

(b)           Pro Rata Share.  A Participation Rights Holder’s “Pro Rata Share” is the ratio of (a) the number of Registrable Securities then held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (assuming conversion of all convertible securities) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

(c)           New Securities.  “New Securities” shall mean any Preferred Shares, Ordinary Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(i)            any Series A Preferred Shares issued under the Series A Share Purchase Agreement, securities convertible into Series A Preferred Shares (including Series A Preferred Shares issued as a result of the exercise of certain warrants of the Company) or Ordinary Shares issued upon conversion of the Series A Preferred Shares authorized; any Series B Preferred Shares issued under the Series B Share Purchase Agreement, securities convertible into Series B Preferred Shares (including Series B Preferred Shares issued as a result of the exercise of certain warrants of the Company) or Ordinary Shares issued upon conversion of the Series B Preferred Shares authorized; any Series C Preferred Shares issued under the Series C Share Purchase Agreement, securities convertible into Series C Preferred Shares or Ordinary Shares issued upon conversion of the Series C Preferred Shares authorized;

(ii)           any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(iii)          in the aggregate up to 22,600,000 Ordinary Shares issued or issuable to officers, directors, employees and consultants of the Company pursuant to any equity plan or incentive arrangement approved by the Directors;

(iv)          those issued as a dividend or distribution on any Preferred Shares or any event for which adjustment is made;

(v)           any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, a majority of the assets, voting power or equity ownership of such other corporation or entity; and

(vi)          any securities offered in an underwritten registered public offering by the Company.

(d)           Procedures.

(i)            First Participation Notice.  In the event that the Company proposes to undertake an issuance of New Securities in a single transaction or a series of related transactions, it shall give to each Participation Rights Holder a written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount, the type and the price of New Securities and the general terms upon which the Company proposes to issue such New Securities.  Each Participation Rights Holder shall be entitled to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities at the price and upon the terms and conditions specified in the First Participation Notice by giving a written notice to the Company and stating therein the number of New Securities to be purchased (such number shall not exceed such Participation Rights Holder’s Pro Rata Share) within twenty (20) Business Days from the date of such First Participation Notice.  If any Participation Rights Holder fails to send such written notice within the prescribed time period, then the right of such Participation Rights Holder to purchase its Pro Rata Share hereunder shall be forfeited.

(ii)           Second Participation Notice; Oversubscription.  If any Participating Rights Holder fails to exercise its Right of Participation in accordance with subsection (d)(i) above, the Company shall promptly give a written notice (the “Second Participation Notice”) to the Participating Rights Holders who agreed to exercise their Right of Participation (the “Rights Participants”) in accordance with subsection (d)(i) above.  Each Rights Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to purchase.  Such notice may be made by telephone if followed by a written confirmation within two (2) Business Days from the date of verbal notice.  If as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, the oversubscribing Rights Participants will be cut back by the Company with respect to their oversubscriptions to that number of remaining New Securities equal to the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction the numerator of which is the number of Registrable Securities held by each oversubscribing Rights Participant and the denominator of which is the total number of Registrable Securities held by all the oversubscribing Rights Participants.  Each oversubscribing Rights Participant shall be obligated to purchase such number of additional New Securities as determined by the Company pursuant to this subsection (d)(ii) and the Company shall so notify the Rights Participants within fifteen (15) Business Days from the date of the Second Participation Notice.

(e)           Failure to Exercise.  (i) In the event Participation Rights Holders do not exercise the Right of Participation with respect to all New Securities described in the First Participation Notice, after twenty (20) days following the date of the First Participation Notice, or (ii) upon the expiration of the Second Participation Period, the Company shall have a period of ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation was not fully exercised) at the same or a higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice.  In the event that the Company has not issued and sold such New Securities within such prescribed period, then the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Participation Rights Holders pursuant to this Section 4.

(f)            Termination.  The Right of Participation shall terminate upon the completion of a Qualified IPO.

4.2          With Respect to Shares Owned by the Ordinary Shareholders:

(a)           Restriction on Transfers.  Subject to Section 10.1, an Ordinary Shareholder may not sell, transfer, pledge, hypothecate, encumber or otherwise dispose of its Shares to any Person, whether directly or indirectly, except in compliance with this Section 4.2 and Section 5.

(b)           Notice of Sale.  If an Ordinary Shareholder (the “Selling Shareholder”) proposes to sell or transfer any of its Shares (the “Transfer Shares”), then the Selling Shareholder shall promptly give a written notice (the “Transfer Notice”) to the Company and to each Investor, which Transfer Notice shall include the number of Transfer Shares to be sold or transferred and the nature of such sale or transfer, (ii) the identity (identities) (including name(s) and address(es)) of the prospective transferee(s), and (iii) the consideration and the material terms and conditions upon which the proposed sale or transfer is to be made. The Transfer Notice shall certify that the Selling Shareholder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the sale or transfer is obtainable on the terms set forth in the Transfer Notice.  The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(c)           Notice of Purchase.  Each Investor shall be entitled to purchase all or any part of such Investor’s pro rata share of the Transfer Shares at the price and upon the terms and conditions specified in the Transfer Notice by giving a written notice to the Selling Shareholder within twenty (20) Business Days after the date of the Transfer Notice stating therein the number of Transfer Shares to be purchased.  If an Investor exercises such right and notifies the Selling Shareholder of the number of Transfer Shares to be purchased, then such Investor shall complete the purchase of the Transfer Shares on the same terms and conditions as those set out in the Transfer Notice.  A failure by an Investor to respond within such prescribed period shall constitute a decision by such Investor not to exercise its right to purchase such Transfer Shares.  For purposes of this clause (c), each Investor’s pro rata share of the Transfer Shares shall be equal to the number of Transfer Shares, multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares  (on an as-converted basis) held by such Investor on the date of the Transfer Notice and the denominator of which shall be the total number of Ordinary Shares  (on an as-converted basis) held on the date of the Transfer Notice by all Investors which exercise their right of first refusal under this clause (c) on the date of the Transfer Notice.

(d)           Non-Exercise.  Subject to the provisions of Section 5, in the event the Investors fail to purchase all of the Transfer Shares within the above-prescribed period, the Selling

Shareholder shall have ninety (90) Business Days after delivery of the Transfer Notice to each Investor to sell such Transfer Shares at a price upon terms and conditions no more favorable to the transferee than specified in the original Transfer Notice.  In the event that the Selling Shareholder has not sold the Transfer Shares within such prescribed period, the Selling Shareholder shall not thereafter sell any Shares without first offering such Shares to the Investors in the manner provided in this Section 4 and in Section 5.

5.             INVESTORS’ CO-SALE RIGHT.

5.1           Co-Sale Right.   To the extent the Investors do not exercise their respective rights of first refusal as to all of the Transfer Shares pursuant to Section 4.2, each Investor shall have the right, exercisable upon delivery of a written notice to the Selling Shareholder, with a copy to the Company, within twenty (20) Business Days after the date of the Transfer Notice, to participate in the sale of any Transfer Shares to the extent of such Investor’s Pro Rata Co-Sale Share at the same price and upon the same terms and conditions indicated in the Transfer Notice.  A failure by the Investor to respond within such prescribed period shall constitute a decision by such Investor not to exercise its right of co-sale as provided herein.  To the extent one (1) or more of the Investors exercise such right of co-sale in accordance with the terms and conditions set forth below, the number of Transfer Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced.  The foregoing co-sale right of each Investor shall be subject to the following terms and conditions:

(a)           each Investor may sell all or any part of its Pro Rata Share of the Transfer Shares.  An Investor’s “Pro Rata Co-Sale Share” of a specified quantity of Transfer Shares shall mean that number of Ordinary Shares (or that number of Preferred Shares which, if converted at the current conversion ratio, would equal that number of Ordinary Shares) which equals the specified quantity of Transfer Shares proposed to be transferred multiplied by a fraction equal to (i) the total number of Ordinary Shares (on an as converted basis) then held by such Investor exercising co-sale rights pursuant to this Section 5, divided by (ii) the total number of Ordinary Shares held by the Selling Shareholder plus the total number of Ordinary Shares then held by all Investors exercising co-sale rights pursuant to this Section 5, on an as converted basis.  As used in this definition, the phrase “on an as converted basis” shall mean assuming conversion of all Preferred Shares but not assuming exercise or conversion of any other outstanding option, warrants, or other convertible securities.

(b)           each Investor shall effect its participation in the sale by promptly delivering to the Selling Shareholder, with a copy to the Company, for transfer to the prospective purchaser share certificates in respect of all Shares to be sold by such Investor and a transfer form signed by such Investor, which indicates:

(i)            the number of Ordinary Shares which such Investor elects to sell;

(ii)           that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Investor elects to sell; or

(iii)          any combination of the foregoing;

provided, however, that if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Investor shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares.  The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

5.2           Procedure at Closing.  The share certificate or certificates that such Investor delivers to the Selling Shareholder pursuant to paragraph 5.1(b) shall be transferred to the prospective purchaser in consummation of the sale of the Transfer Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale.  To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuse to purchase shares or other securities from an Investor exercising its rights of co-sale hereunder, the Selling Shareholder shall not sell any Transfer Shares to such prospective purchaser or purchasers unless and until, simultaneously with such sales, the Selling Shareholder shall purchase such shares or other securities from such Investor.  In selling their Shares pursuant to their co-sale right hereunder, the Investors shall not be required to give any representations or warranties with respect to their Shares to be sold except to confirm that they have not transferred or encumbered such Shares.

5.3           Non-Exercise.  Subject to Section 4.2, to the extent the Investors do not elect to participate in the sale of Transfer Shares pursuant to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery of the Transfer Notice to each Investor, effect a transfer of the Transfer Shares covered by the Transfer Notice and not elected to be sold by the Investors.  Any proposed transfer on terms and conditions more favorable than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Shares by the Selling Shareholder, shall be subject to the procedures described in Section 4 and this Section 5.

5.4           Prohibited Transfer.

(a)           Prohibited Transfer.  In the event a Selling Shareholder should sell any Transfer Shares in disregard or contravention of Section 10.1, or the right of first refusal or co-sale rights under this Agreement (a “Prohibited Transfer”), the Investors, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Selling Shareholder shall be bound by the applicable provisions of such option, PROVIDED THAT the restriction under Section 10.1, the right of first refusal and co-sale right under this Agreement shall not apply to any sale or transfer of Shares to the Company pursuant to any repurchase right of the Company or any contractual put right related to CCH or HCI, if and only if applicable.

(b)           Put Right.  Without prejudice to any other rights and remedies available to any Investor, in the event of a Prohibited Transfer, each Investor shall have the right to sell to the Selling Shareholder the type and number of Ordinary Shares equal to the number of Shares such Investor would have been entitled to transfer to the purchaser under Section 5.1 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof.  Such sale shall be made on the following terms and conditions:

(i)            The price per share at which the Shares are to be sold to the Selling Shareholder shall be equal to the price per share paid by the purchaser to the Selling Shareholder in the Prohibited Transfer.  The Selling Shareholder shall also reimburse each Investor for any and all reasonable fees and expenses, including legal fees and out-of-pocket expenses, incurred pursuant to the exercise or the attempted exercise of such Investor’s rights under this Section 5.

(ii)           Each Investor shall, if exercising the option created hereby, deliver to the Selling Shareholder within ninety (90) days after the later of the dates on which the Investor (A) received notice of the Prohibited Transfer or (B) otherwise become aware of the Prohibited Transfer, a notice describing the type and the number of Shares to be transferred by the Investor.

(iii)          The Selling Shareholder shall, promptly upon receipt of the notice described in subsection 5.4(b)(ii) above from the Investor(s) exercising the option created hereby, pay to the each such Investor the aggregate purchase price for the Shares to be sold by such Investor, and the amount of reimbursable fees and expenses, as specified in subparagraph 5.4(b)(i), in cash or by other means acceptable to the Investor.

(iv)          Upon receipt of full payment of the amount due from the Selling Shareholder, the Investor shall deliver to the Selling Shareholder the certificate or certificates representing Shares to be sold, together with a transfer form signed by the Investor transferring such shares.

(v)           Notwithstanding the foregoing, any attempt by a Selling Shareholder to transfer any of the Transfer Shares in violation of Section 4 or 5 or 10.1 hereof shall be void, and the Company undertakes it will not effect such a transfer nor will treat any alleged transferee as the holder of such shares without the written consent of the Holders representing more than fifty percent (50%) of each series of the Preferred Shares then outstanding, voting as separate classes.

6.             ASSIGNMENT AND AMENDMENT.

6.1           Assignment.  Notwithstanding anything herein to the contrary:

(a)           Information Rights.  The rights of each Investor under Sections 2.1 and 2.2 are transferable prior to the Qualified IPO to any person who holds or is acquiring Investment Securities in a permitted transfer; provided, however, that the Company is given a written notice at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights, subject to all the terms and conditions of this Agreement, including the provisions of this Section 6, and agree to abide by this Agreement by executing this Agreement.

(b)           Registration Rights.  The registration rights of the Holders under Section 3 are fully assignable to any person who holds or is acquiring Registrable Securities in a permitted transfer; provided, however, that the Company is given a written notice at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights, subject to all the terms and conditions of this

Agreement, including the provisions of this Section 6, and agree to abide by this Agreement by executing an Adherence Agreement as provided in Section 6.1(d).

(c)           Right of Participation.  The Right of Participation of each Investor under Section 4 hereof is fully assignable to such Investor’s Affiliates or to any person who holds or is acquiring Series A Preferred Shares in a permitted transfer; provided, however that the transferee executes and delivers an Adherence Agreement as provided in Section 6.1(d).

(d)           Adherence Agreement.  For any transfer of Shares to be deemed effective, the transferee shall assume the obligations of the transferor under this Agreement by executing and delivering to the Company an Adherence Agreement substantially in the form attached hereto as Exhibit A (“Adherence Agreement”).  Upon the execution and delivery of an Adherence Agreement by any transferee, such transferee shall be deemed to be an Ordinary Shareholder, Investor, or Holder hereunder, as appropriate.  By their execution hereof, each of the parties hereto appoints the Company as its attorney-in-fact for the limited purpose of executing any Adherence Agreement which may be required to be delivered pursuant to this Section 6.1(d).  Execution of this Agreement by Tiger shall be deemed execution of an Adherence Agreement in compliance with this section.

6.2           Amendment.  Subject to Section 6.4, this Agreement may only be amended with the written consent of (i) the Company; (ii) by persons or entities holding at least a majority of the then outstanding Series C Preferred Shares; (iii) by persons or entities holding at least a majority of the then outstanding Series B Preferred Shares; (iv) persons or entities holding at least sixty-five percent (65%) of the then outstanding Series A Preferred Shares; and (v) persons or entities holding a majority of the then outstanding Ordinary Shares (except for the Ordinary Shares that any Preferred Shares are convertible into).  Any amendment effected in accordance with this Section 6.2 shall be binding upon each party hereto and their respective successors; provided that Company shall promptly give written notice thereof to any party hereto that has not consented to such amendment.

6.3           Waiver of Rights.  Subject to Section 6.4, to the extent that the any party seeks a waiver of rights from any other party, (i) any holder of Series C Preferred Shares may waive any of its own rights hereunder without obtaining the consent of any other holders of Series C Preferred Shares; (ii) any holder of Series B Preferred Shares may waive any of its own rights hereunder without obtaining the consent of any other holders of Series B Preferred Shares; (iii) any holder of Series A Preferred Shares may waive any of its own rights hereunder without obtaining the consent of any other holders of Series A Preferred Shares; (iv) any Ordinary Shareholder may waive any of its own rights hereunder without obtaining the consent of any other Ordinary Shareholders; and (v) any Group Company may waive any of its own rights hereunder without obtaining the consent of any other Group Company.  Any party may waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform for the benefit of such waiving party.

6.4           Limitations on Amendments and Waivers.  Subject to Section 6.4, if an amendment or waiver affects any Ordinary Shareholder or any holder or Preferred Shares in a manner that is different from the effect thereof on all other Ordinary Shareholders or holders of Preferred Shares, or imposes any material obligation or liability on an Ordinary Shareholder or a holder of Preferred Shares beyond that already imposed on such Ordinary Shareholder or holder of Preferred Shares hereunder prior to such amendment or waiver, then the written consent of such Ordinary

Shareholder or holder of Preferred Shares shall be required in order for such amendment or waiver to be effective and binding.

7.             PROTECTIVE PROVISIONS.

7.1           Preferred Shareholder Protective Provisions.  So long as any Preferred Shares are outstanding, any action by the Company or any of its Subsidiaries (whether by amendment of the Company’s Revised M&A or otherwise, and whether in a single transaction or a series of related transactions) that effects or approves any of the following transactions involving the Company or any of its Subsidiaries shall require the approval of (1) the holders representing more than fifty percent (50%) of the then outstanding Series A Preferred Shares, (2) the holders representing more than sixty percent (60%) of the then outstanding Series B Preferred Shares, and (3) the holders representing more than sixty percent (60%) of the then outstanding Series C Preferred Shares.  For purposes of this Section 7, all references to the “Company” shall refer to each Group Company and their respective Subsidiaries.

(a)                                  enter into any abnormal or unusual contract or any contract outside a board approved budget, with third parties, consultants, advisors with individual contract value above US$10,000 or US$50,000 in the aggregate in any fiscal year;

(b)                                 enter into arrangements for any public offering of the Company’s or any of its Subsidiaries’ securities, including the selection of any underwriter, manager, arranger or counsel for such offering;

(c)                                  cease to conduct or carry on the business of the Company and/or any of its Subsidiaries substantially as now conducted or, in the case of a Subsidiary, as conducted at the time it became a Subsidiary of the Company, or change any part of its business activities;

(d)                                 sell or dispose of the whole or a substantial part of the undertaking, goodwill or the assets of the Company and/or any of its Subsidiaries;

(e)                               appoint or settle the terms of appointment of chairman, chief executive officer, chief financial officer, chief operating officer, chief technology officer, president, vice president, any managing director, general manager, or any department heads;

(f)                                    settle or alter the terms of any bonus (other than as approved in the annual budget) or profit sharing scheme or any employee share option or share participation scheme or any employee incentive scheme;

(g)                                 adopt the annual accounts or budgets of the Company and/or any of its Subsidiaries or the amendment of annual accounts or budgets previously adopted, or amendment of the accounting policies previously adopted or change the financial year of the Company or any of its Subsidiaries;

(h)                                 acquire any investment or incur any commitment outside an approved budget, which is in excess of US$100,000 at any time in respect of any one (1) transaction or in excess of US$500,000 at any time in related transactions in any financial year of the Company and/or any of its Subsidiaries;

(i)                                     borrow any money or obtain any financial facilities (including factoring, facility letters, undertakings, guarantees, indemnities, comfort letters, etc.) except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(j)                                     create or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating charge, mortgage or other security) on all or any of the undertaking, assets or rights of the Company and/or any of its Subsidiaries except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business not exceeding US$100,000 (or its equivalent in other currency or currencies) or in excess of US$500,000 at any time in any financial year;

(k)                                  appoint or change the auditors of the Company and/or any of its Subsidiaries;

(l)                                     sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by the Company and/or its Subsidiaries;

(m)                               approve or make adjustments or modifications to terms of transactions involving the interest of any director or Shareholder of the Company and/or any of its Subsidiaries, including the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or Shareholder of the Company and/or any of its Subsidiaries;

(n)                                 acquire any share capital or other securities of any body corporate (including repurchase or redemption of any equity or other securities of the Company, except upon exercise of any redemption rights held by the holders of the Series A Preferred Shares and except for the Company Repurchase);

(o)                                 dispose of or dilute the Company’s interest, directly or indirectly, in any of its Subsidiaries;

(p)                                 approve any transfer of shares in the Company or any of its Subsidiaries;

(q)                                 enter into any joint venture agreements or the formation of any Subsidiary of the Company;

7.2           Series A Protective Provisions.  So long as any Series A Preferred Shares are outstanding, any action by the Company or any of its Subsidiaries (whether by amendment of the Company’s Revised M&A or otherwise, and whether in a single transaction or a series of related transactions) that effects or approves any of the following transactions involving the Company or any of its Subsidiaries shall require the approval of the holders representing more than fifty percent (50%) of the then outstanding Series A Preferred Shares:

(a)                                  increase, reduce or cancel the authorized or issued share capital of the Company and/or any of its Subsidiaries or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants of which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the holders of the Series A Preferred Shares in the Company;

(b)                                 take any action that authorizes, creates or issues shares of any class of capital stock having preferences superior to or on a parity with the holders of the Series A Preferred Shares;

(c)                                  take any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on an parity with the preference of the holders of the Series A Preferred Shares; or

(d)                                 amend the Company’s Revised M&A in a manner  that adversely affects the rights of the holders of the Series A Preferred Shares or amends or changes the rights, preferences, privileges or powers of, or the restrictions provided for, the benefit of the holders of the Series A Preferred Shares.

7.3           Series B Protective Provisions.  So long as any Series B Preferred Shares are outstanding, any action by the Company or any of its Subsidiaries (whether by amendment of the Company’s Revised M&A or otherwise, and whether in a single transaction or a series of related transactions) that effects or approves any of the following transactions involving the Company or any of its Subsidiaries shall require the approval of the holders representing more than sixty percent (60%) of the then outstanding Series B Preferred Shares:

(a)                                  increase, reduce or cancel the authorized or issued share capital of the Company and/or any of its Subsidiaries or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants of which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the holders of the Series B Preferred Shares in the Company;

(b)                                 take any action that authorizes, creates or issues shares of any class of capital stock having preferences superior to or on a parity with the holders of the Series B Preferred Shares;

(c)                                  take any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on an parity with the preference of the holders of the Series B Preferred Shares; or

(d)                                 amend the Company’s Revised M&A in a manner  that adversely affects the rights of the holders of the Series B Preferred Shares or amends or changes the rights,

preferences, privileges or powers of, or the restrictions provided for, the benefit of the holders of the Series B Preferred Shares.

7.4           Series C Protective Provisions.  So long as any Series C Preferred Shares are outstanding, any action by the Company or any of its Subsidiaries (whether by amendment of the Company’s Revised M&A or otherwise, and whether in a single transaction or a series of related transactions) that effects or approves any of the following transactions involving the Company or any of its Subsidiaries shall require the approval of the holders representing more than sixty percent (60%) of the then outstanding Series C Preferred Shares:

(e)                                  increase, reduce or cancel the authorized or issued share capital of the Company and/or any of its Subsidiaries or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants of which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the holders of the Series C Preferred Shares in the Company;

(f)                                    take any action that authorizes, creates or issues shares of any class of capital stock having preferences superior to or on a parity with the holders of the Series C Preferred Shares;

(g)                                 take any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on an parity with the preference of the holders of the Series C Preferred Shares; or

(h)                                 amend the Company’s Revised M&A in a manner  that adversely affects the rights of the holders of the Series C Preferred Shares or amends or changes the rights, preferences, privileges or powers of, or the restrictions provided for, the benefit of the holders of the Series C Preferred Shares.

7.5           Ordinary Shareholder Protective Provisions.  Notwithstanding the foregoing, any action by the Company or any of its Subsidiaries (whether directly or indirectly, or by amendment of the Company’s Revised M&A or otherwise, and whether in a single transaction or a series of related transactions) that effects or approves any of the following transactions involving the Company or any of its Subsidiaries shall require the approval of holders representing more than eighty percent (80%) of the entire issued and outstanding Shares of the Company:

(a)                                  alter or amend the Revised M&A or any other charter documents of the Company or any of its Subsidiaries;

(b)                                 pass any resolution for the liquidation, dissolution or winding up of the Company and/or its Subsidiaries or apply for the appointment of a receiver, manager or judicial manager or like officer;

(c)                                  any other matters, the effectiveness of which, requires approval by special resolution pursuant to the laws of the Cayman Islands and the Revised M&A.

8.             BOARD REPRESENTATION; COMMITTEE AND SENIOR MANAGEMENT.

8.1           Designation Right.  As of the date of this Agreement, the Board consists of nine (9) Directors.  The number of Directors of the Company shall not be changed except pursuant to an amendment to the Restated M&A. For so long as there is any Series A Preferred Share outstanding, subject to any agreement among the holders of the Series A Preferred Shares, the holders of the Series A Preferred Shares voting as a class shall be entitled to designate two (2) Directors (collectively the “Series A Directors”), one of whom shall be a person designated by JAFCO so long as JAFCO holds at least fifteen percent (15%) of the Series A Preferred Shares (or Shares resulting from the conversion thereof or exchange therefor) it held as of the date hereof, and the other (the “Second Series A Director”) shall be a person designated (i) by Intel (Cayman), so long as Intel (Cayman) holds at least thirty-three percent (33%) of the then outstanding Series A Preferred Shares and it exercises its right to designate a Director, or (ii) by the holders of the Series A Preferred Shares in the event that Intel (Cayman) does not or cannot exercise its right to designate a Director.  If Intel (Cayman) initially does not exercise its right to designate a Director and then subsequently exercises such right, the office of the Director originally designated by the holders of the Series A Preferred Shares shall be vacated to create a vacancy for Intel (Cayman).  The Company and the Shareholders acknowledge that as of the date of this Agreement, the seat of the Second Series A Director is vacant and shall remain vacant until either Intel (Cayman) or the holders of the Series A Preferred Shares has exercised the right to designate or appoint the Second Series A Director.  For so long as there is any Series B Preferred Share outstanding, the holders of the Series B Preferred Shares voting as a class shall be entitled to designate two (2) Directors (collectively the “Series B Directors”), one of whom shall be a person designated by Qiming and the other shall be a person designated by SIG.  For so long as there is any Series C Preferred Share outstanding, the holders of the Series C Preferred Shares voting as a class shall be entitled to designate one (1) Director (the “Series C Director”), who shall be a person designated by IGC Asia.  The holders of the Ordinary Shares (other than Ordinary Shares issued upon the conversion of Preferred Shares) voting as a class shall be entitled to elect by a majority vote two (2) Directors (the “Ordinary Share Directors”).  The Company and the Shareholders acknowledge that as of the date of this Agreement, the seat of one of the Ordinary Share Directors is vacant and the holders of Ordinary Shares shall have the right to elect one Ordinary Share Director to fill such seat at any time after the date of this Agreement.  The eighth (8th) Director shall be the then current Chief Executive Officer of the Company (the “CEO”) and such Director shall be referred to herein as the “CEO Director.”  The nineth (9th) Director shall be an independent director appointed or removed by a vote of at least six (6) Directors pursuant to Section 8.5 (the “Independent Director”).  Each Shareholder shall vote all of its shares from time to time in such manner as shall be necessary to ensure that no director designated pursuant to this Section 8.1 may be removed from office unless (A) such removal is directed or approved by the Shareholder(s) which originally designated or appoint such Director, or (B) the persons or entities originally entitled to designate or appoint such Director pursuant to this Section 8.1 are no longer so entitled to designate or appoint such Director.  Any vacancy on the Board occurring because of the death, resignation or removal of a Director shall be filled by the vote or written consent of the same Shareholder(s) which nominated and elected such Director.

8.2           Compensation Committee.  The Company shall maintain a Compensation Committee at all times, consisting of three (3) Directors, one (1) of whom shall be designated by Qiming, one (1) of whom shall be designated by the Series A Investors, and one (1) of whom shall be designated by the Ordinary Shareholders. The members of the Compensation Committee shall be vested with functions for (i) establishing the annual compensation, bonus plan, overall compensation scheme or share option plan for all the employees of the Group Companies and (ii) administering and implementing such plans for the senior management personnel of the Group Companies above the level of vice-president (each, an “Executive Manager”).  All actions of the Compensation Committee shall require the approval of at least two (2) of its members.  The CEO shall be responsible for administering and implementing the annual compensation, bonus plan, overall compensation scheme or share option plan for the senior management personnel of the Group Companies whose position is below an Executive Manager position.  In the event that the CEO or any other Executive Manager serves as a member of the Compensation Committee, such CEO or Executive Manager shall recuse himself from, or otherwise refrain from participating in, any discussion or determination by the Compensation Committee regarding compensation directly relating to him or his spouse; provided that his spouse is employed with a Group Company.

8.3           Board Quorum; Meetings, etc.  The Company’s Revised M&A shall provide for a quorum (which shall exist at the time of the voting as well as the attendance of the Board meeting) of the Board for six (6) Directors, including the presence, in person or by telephone, electronic or other means of communication, of at least one (1) Series A Director, one (1) Series B Director, one (1) Series C Director, and one (1) Ordinary Share Director, provided, however, that if such quorum cannot be obtained for a Board meeting after two (2) consecutive notices of Board meetings have been sent by the Company with the first notice providing not less than fourteen (14) days’ prior notice and the second notice providing not less than five (5) days’ prior notice, then the attendance of any six (6) Directors shall constitute a quorum.  Notices and agendas of Board meetings as well as copies of all board papers shall be sent to all the relevant directors and to the Investors at least fourteen (14) Business Days prior to the relevant Board meeting.  Minutes of Board meetings shall be sent to Investors within thirty (30) days after the relevant meeting.  The Company shall hold Board meetings at least once a month in the first six (6) months after the Closing and at least once a quarter thereafter.

8.4           Investor Board Observer.  So long as a holder of Preferred Shares holds more than five hundred thousand (500,000) Ordinary Shares, on an as-converted basis, such holder shall have the right to appoint an observer (each, an “Investor Observer”) to the Board of Directors and each committee thereof to attend board or board committee meetings of the Company or its Subsidiaries in a non-voting observer capacity.  The Company shall provide each such Investor Observer copies of all notices and materials at the same time and in the same manner as the same are provided to the Directors.

8.5           Super-majority Board Approval; Deadlock.  In case of an equality of votes with respect to any matter deliberated upon by the Board, the CEO Director shall have a second (2nd) or casting vote.  The following matters of the Company shall require the approval of at least six (6) Directors.

(a)                                  any appointment, replacement or dismissal of the CEO and the determination of the compensation or remuneration of the CEO;

(b)           any appointment or removal of the Independent Director; and

(c)           any declaration or payment of any dividend or other distribution.

8.6           Waiver.  The Company acknowledges that each Investor will likely have, from time to time, information that may be of interest to the Company or its Subsidiaries (“Information”) regarding a wide variety of matters including (1) an Investor’s technologies, plans and services, and plans and strategies relating thereto, (2) current and future investments an Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including technologies, products and services that may be competitive with those of the Company or any of its Subsidiaries, and (3) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including companies that may be competitive with the Company or any of its Subsidiaries.  The Company recognizes that a portion of such Information may be of interest to the Company or any of its Subsidiaries.  Such Information may or may not be known by each Series A Director or Series B Director or Series C Director (each, an “Investor Director”) or Investor Observer.  The Company, as a material part of the consideration for this Agreement, agrees that neither any Investor Director nor any Investor Observer shall have any duty to disclose any Information to the Company or any of its Subsidiaries, or permit the Company or any of its Subsidiaries to participate in any projects or investments based on any Information, or otherwise to take advantage of any opportunity that may be of interest to the Company or any of its Subsidiaries if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit any Investor’s ability to pursue opportunities based on such Information or that would require any Investor, any representative, any Investor Director or the Investor Observer to disclose any such Information to the Company or any of its Subsidiaries or offer any opportunity relating thereto to the Company or any of its Subsidiaries.

8.7           Assignment and Termination.  The rights of the Investors set forth in this Section 8 are fully assignable to any person who holds or is acquiring the Series A Preferred Shares or Series B Preferred Shares or Series C Preferred Shares in a permitted transfer; provided, however, that the Company is given a written notice at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that the transferee executes and delivers an Adherence Agreement.  The rights of the Investors in this Section 8 shall terminate upon completion of a Qualified IPO.

8.8           Management of the PRC Subsidiary.  The board of the PRC Subsidiary shall at all times consist of all current Investor Directors, and each of the parties hereto shall take all such necessary or advisable actions to ensure the appointment of such persons to the board of the PRC Subsidiary.  The PRC Subsidiary shall only take actions that have been previously approved by the Board.

8.9           Insurance and Indemnification.  The Company shall procure customary directors and officers insurance for the directors, covering an amount of at least US$5,000,000 or such other amount as is approved by the holders representing more than fifty percent (50%) of each series of the then outstanding Preferred Shares.  Notwithstanding anything to the contrary in this Agreement or in the Revised M&A, the Company and the PRC Subsidiary shall, jointly and severally, indemnify and hold harmless each Investor Director and his alternate, to the fullest extent permissible by law, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such Investor

Director or his alternate as a result of any act, matter or thing done or omitted to be done by him in good faith in the course of acting as a Director or alternate Director, as applicable, of the Company or the Subsidiary, by delivering to such Investor Director or its alternate, at the time of its appointment as a Director or an alternate Director, an indemnification agreement duly executed by the Company substantially in the form attached hereto as Exhibit B.

8.10         Director Expenses.  The Company shall reimburse Investor Directors and Investor Observers for all reasonable out-of-pocket expenses incurred in connection with Board duties and meetings, up to US$20,000 per calendar year per Investor Director or Investor Observer.

8.11         Appointment of Certain Officers.  Subject to Section 8.5 of this Agreements, the holders of the Preferred Shares shall have the right to nominate new management personnel to the Company, subject to the approval of the Board.  The Ordinary Shareholders shall support and procure such appointments, and cause their representatives on the Board to approve such appointments.  All Company officers so appointed shall report to the Board.

9.             GOING PUBLIC; SALE OF THE COMPANY.

9.1           Liquidity Events.  The Ordinary Shareholders and the Company undertake to use best efforts to, within thirty-six (36) months from the date of this Agreement, (i) list the Ordinary Shares of the Company (or securities representing the Ordinary Shares of the Company) on the Nasdaq National Market or The Stock Exchange of Hong Kong Limited or any other internationally recognized stock exchange or inter-dealer quotation systems acceptable to the Investors in a Qualified IPO; or (ii) procure a bona fide third party offer for the sale of all or more than fifty percent (50%) of the equity or assets of the Company, whether through a single transaction or a series of transactions, for at least the greater of (i) an amount that represents an implied valuation of the Company that generates a minimum internal rate of return of thirty-five percent (35%) per annum to each holder of Preferred Shares, and (ii) an amount which represents an implied valuation of the Company of at least US$300 million (the “Trade Sale”).  In the event such internal rate of return is calculated for a period of time that is less than a full year, such rate shall be calculated ratably based on a 360-day year.

9.2           Drag-Along.

(a)           If at any time after the date hereof there shall be:

(i)            an offer by a Person that is not an Affiliate of any party hereof to purchase all the Shares in the Company;

(ii)           a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity but the Shares of the Company outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise; or

(iii)          a sale or transfer of all or substantially all the Company’s properties and assets to any other person,

in each case, which is a transaction at arm’s length for an aggregate consideration of not less than US$300 million, then each Shareholder shall sell, transfer, convey or assign its Shares (such sale, transfer, conveyance or assignment pursuant to this Section 9.2, a “Drag-Along Sale”) pursuant to, and so as to give effect to, such offer to purchase, merger or consolidation, sale or transfer, as the case may be, except in the case of Intel (Cayman) and Intel (Delaware), which are parties to a Buy-Out Agreement and shall be subject to the terms of such buy-out agreement substantially in the form attached hereto as Exhibit C (a “Buy-Out Agreement”).  If the consideration offered is payable in securities or property other than cash (or evidence of cash indebtedness), the Board shall in good faith determine the fair market value of any such securities or property in cash, provided that any Investor shall have the right to challenge any determination by the Board of fair market value made pursuant hereto, in which case the determination of fair market value shall be made by a valuer selected jointly by the Board and the challenging parties.  The valuer shall prepare a report setting forth the basis of its calculating such fair market value, and the determination of such fair market value by the valuer shall, in the absence of manifest error, be final and conclusive.  Up to US$1 million of the costs of appointing the valuer shall be borne solely by the challenging Investor, and any amount of such costs in excess of US$1 million shall be borne equally by the challenging Investor and the Company.  The valuer shall act as expert and not as an arbitrator.  If the acquiring party is a privately-held entity and the Holders of Series A Preferred Shares or Series B Preferred Shares or Series C Preferred Shares receive in whole or in part non-publicly traded securities of such acquirer, then such non-publicly traded securities shall have liquidation preference(s), protective provision(s), voting right(s), dividend right(s), registration rights and preemptive rights that are substantially similar to those of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, as applicable, as set forth herein and in the Revised M&A as of the date hereof.

(b)           The restrictions on Transfers of Shares set forth in Sections 10.1, 4.2 and 5 shall not apply in connection with a sale pursuant to this Section 9.2 and any Buy-Out Agreement, or anything in this Agreement to the contrary notwithstanding.

(c)           Upon the approval of a Drag-Along Sale as described in this Section 9.2, each Ordinary Shareholder shall grant to the CEO or an authorized officer, a power of attorney to transfer their Shares and to do and carry out all other necessary or advisable acts to complete the Drag-Along Sale, including, without limitation, executing any and all documents (including instruments of transfer) on behalf of such Ordinary Shareholder.  The CEO or an authorized officer shall be authorized to transfer the Shares of each Ordinary Shareholder and to do and carry out all other necessary or advisable acts to complete the Drag-Along Sale, including, without limitation, executing any and all documents (including instruments of transfers) on behalf of each Ordinary Shareholder.

(d)           For the avoidance of doubt, any assignee or transferee who acquires any Share from Intel (Cayman) or Intel (Delaware) shall be bound by this Section 9.2 as if they were an Investor hereunder but shall not enjoy the exceptions applicable to Intel (Cayman) or Intel (Delaware) in this Section 9.2.

9.3           In the event of a Trade Sale, where Series A Investors have received or will receive proceeds in cash or in marketable securities, the Key Parties and the management team of the Company shall be entitled to certain incentive bonuses payable by the Series A Investors, subject to the terms and conditions set forth in the Side Agreement dated April 20, 2007 by and between the Series A Investors, the Key Parties and the Company.

10.           UNDERTAKINGS.

10.1         Invention Assignment and Confidentiality Agreement.  Within two (2) months after the Closing, the Company shall cause each of the non-Key Party employees, directors, and consultants of any Group Company to enter into an Intellectual Property Rights and Confidentiality Agreement with an appropriate Group Company substantially in the form attached as Exhibit C to the Series C Share Purchase Agreement, if they have not done so.

10.2         Operations of Beijing Blue I.T.  Beijing Blue I.T. shall take all reasonably necessary steps to promptly assign and transfer to the PRC Subsidiary (pursuant to the Restructuring Agreements or otherwise) substantially all of its revenues, earnings and other values and benefits generated from its business operations. Beijing Blue I.T. shall, to the extent permitted by applicable law, operate its business at the direction of its board of directors and its shareholders (who have assigned their voting rights to the PRC Subsidiary).  The PRC Subsidiary shall take all reasonably necessary steps to ensure that Beijing Blue I.T. will have funds available to cover its operating expenses and to timely repay its debts as they become due.

10.3         Operations and Restructuring of Beijing Jingtian.  Beijing Jingtian shall carry out business operations in accordance with the applicable law.  The PRC Subsidiary shall take all reasonably necessary steps to ensure that Beijing Jingtian will have funds available to cover its operating expenses and to timely repay its debts as they become due.  The Investors, the Ordinary Shareholders and the Group Companies hereby acknowledge and agree that the shareholders of Beijing Jingtian may transfer 100% of the their equity interest to Beijing Blue I.T., in accordance with the PRC laws, before an IPO or Trade Sale.

10.4         Operations and Restructuring of Shanghai Jnet.  Shanghai Jnet shall carry out business operations in accordance with the applicable law.  The PRC Subsidiary shall take all reasonably necessary steps to ensure that Shanghai Jnet will have funds available to cover its operating expenses and to timely repay its debts as they become due.  The Investors, the Ordinary Shareholders and the Group Companies hereby acknowledge and agree that the shareholders of Shanghai Jnet may transfer 100% of the their equity interest to Beijing Blue I.T., in accordance with the PRC laws, before an IPO or Trade Sale.

11.           CONFIDENTIALITY AND NON-DISCLOSURE.

11.1         Disclosure of Terms.  Each party hereto acknowledges that the terms and conditions (collectively, the “Terms”) of this Agreement, the other Transaction Agreements, and all exhibits, restatements and amendments hereto and thereto, including their existence, shall be considered confidential information and shall not be disclosed by it to any third party except in accordance with the provisions set forth below.  Save for Intel (Cayman) and Intel (Delaware) which shall be separately bound by the Corporate Non- Disclosure Agreement as referred to below in Section 11.5, each Investor agrees with the Company that such Investor will keep confidential and will not disclose or divulge, any information which such Investor obtains from the Company, pursuant to financial statements, reports, presentations, correspondence, and any other materials provided by the Company to, or communications between the Company and such Investor, or pursuant to information rights granted under this Agreement or any other related documents, unless the information is known, or until the information becomes known, to the public through no fault of such Investor, or unless the Company gives its written consent to such Investor’s release of the information.

11.2         Press Releases.  Within sixty (60) days of the Closing, the Company may issue a press release related to the Closing, disclosing that the Investors have invested in the Company provided that (a) the release does not disclose any of the Terms, (b) the press release does not disclose the amount or other specific terms of the investment, and (c) the final form of the press release is approved in advance in writing by each Investor mentioned therein.  Investors’ names and the fact that Investors are shareholders in the Company can be included in a reusable press release boilerplate statement, so long as each Investor has given the Company its initial approval of such boilerplate statement and the boilerplate statement is reproduced in exactly the form in which it was approved.  No other announcement regarding any Investor in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without such Investor’s prior written consent, which consent may be withheld at such Investor’s sole discretion.

11.3         Permitted Disclosures.  Notwithstanding anything in the foregoing to the contrary,

(a)           the Company may disclose any of the Terms to its current or bona fide prospective investors, directors, officers, employees, shareholders, investment bankers, lenders, accountants, auditors, insurers, business or financial advisors, and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise;

(b)           each Investor (and its fund manager) may, without disclosing the identities of the other Investors or the Terms of their respective investments in the Company without their consent, disclose such Investor’s investment in the Company to third parties or to the public at its sole discretion and in relation thereto may use the Company’s logo and trademark and may include links to the Company’s website (without requiring the Company’s further consent).  If it does so, the other parties shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by such Investor;

(c)           each Investor shall have the right to disclose:

(i)            any information to such Investor’s Affiliate or fund manager, such Investor’s and/or its fund manager’s and/or its Affiliate’s legal counsel, fund manager, auditor, insurer, accountant, consultant or to an officer, director, general partner, limited partner, fund manager, shareholder, investment counsel or advisor, or employee of such Investor, fund manager, or Affiliate or any of their respective investors or Affiliates, provided, however, that any counsel, auditor, insurer, accountant, consultant, officer, director, general partner, limited partner, fund manager, shareholder, investment counsel or advisor, or employee shall be advised of the confidential nature of the information or are under appropriate non-disclosure obligation imposed by professional ethics, law or otherwise;

(ii)           any information for fund and inter-fund reporting purposes;

(iii)          any information as required by law, government authorities, exchanges and/or regulatory bodies, including by the Securities and Futures Commission of the Hong Kong Special Administrative Region, the China Securities and Regulatory Commission of the PRC or the Securities and Exchange Commission of the United States (or equivalent for other venues); and/or

(iv)          any information to bona fide prospective purchasers/investors of any share, security or other interests in the Company, and

(v)           any information contained in press releases or public announcements of the Company pursuant to Section 11.2 above.

(d)              the confidentiality obligations set out in this Section 11 do not apply to:

(i)            information which was in the public domain or otherwise known to the relevant party before it was furnished to it by another party hereto or, after it was furnished to that party, entered the public domain otherwise than as a result of (i) a breach by that party of this Section 11 or (ii) a breach of a confidentiality obligation by the discloser, where the breach was known to that party;

(ii)           information the disclosure of which is necessary in order to comply with any applicable law, the order of any court, the requirements of a stock exchange or to obtain tax or other clearances or consents from any relevant authority; or

(iii)          the disclosure of information by any director of the Company to its appointer or any of its affiliate or otherwise in accordance with the foregoing provisions of this Section 11.3.

11.4         Legally Compelled Disclosure.  In the event that any party is requested or becomes legally compelled (including without limitation pursuant to securities laws and regulations) to disclose the existence of this Agreement or any Terms in contravention of the provisions of this Section 11, such party (the “Disclosing Party”) shall if and to the extent that it can lawfully do so provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy.  In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

11.5         The provisions of this Section 11 shall be in addition to, and not in substitution for, the provisions of the separate nondisclosure agreements executed by the Company with Intel Corporation with respect to the transactions contemplated herein.  Additional disclosures and exchange of confidential information between the Company and Intel (Cayman) or Intel (Delaware) (including any exchanges of information with any Investor Observer designated by Intel (Cayman) or Intel (Delaware)) shall be governed exclusively by the terms of the Corporate Non-Disclosure

Agreement No. 9323388 dated August 31, 2005, executed by the Company and Intel Corporation (the “Intel Non-Disclosure Agreement”).

12.           ADDITIONAL COVENANTS.

12.1         Key Party Holdings in CCH.

(a)           CCH and each of the Key Parties hereby, jointly and severally, irrevocably and unconditionally undertakes with the Investors that except as provided under Section 10, without the prior written approval of the Investors representing more than fifty percent (50%) of each series of the then outstanding Preferred Shares, it shall not allow CCH to, and shall not itself, directly or indirectly, issue, sell, transfer or otherwise dispose of or create any mortgage, charge, pledge, lien or other encumbrance, third party rights or security interest whatsoever on or over or in respect of all or any of the shares in CCH (or any interest therein).

(b)           In the event there is any direct or indirect sale or transfer of any capital stock in CCH in contravention of Section 12.1(a), the Investors shall be entitled to exercise the put right provided in Section 5 in addition to such other remedies as may be available at law, in equity or hereunder, and such defaulting party shall be bound by the applicable provisions of such right, which provisions shall apply mutatis mutandis to such defaulting party.

12.2            Waiver of Rights of First Refusal.  To the extent that any Shareholder is not participating in the Series C financing as contemplated under the Series C Share Purchase Agreement, such Shareholder hereby agrees to waive its respective rights of first refusal, co-sale rights, rights of participation and other similar rights available to it under the Restated M&A for the purpose of permitting the issuance of Series C Preferred Shares and the Company Repurchase as contemplated under the Series C Share Purchase Agreement.

12.3            Representations and Covenants Regarding Compliance with Applicable Laws.

(a)           The Company hereby represents and warrants to the Investors that no one acting on its behalf has given, offered or promised to give money or anything of value to any Government Official or to an intermediary for payment to any Government Official in a corrupt or improper effort to obtain or retain business or any commercial advantage, such as a permit or license to do business. The Company further warrants to the Investors that all persons acting on its behalf have complied with all applicable laws in connection with obtaining and performing the subject contract, including the U.S. Foreign Corrupt Practices Act (“FCPA”) and laws of the People’s Republic of China prohibiting bribery, kickbacks, or other unlawful or improper means of obtaining business or commercial advantages.

(b)           The Company warrants and represents to the Investors that it and all persons acting on its behalf are currently in compliance with all applicable laws, regulations, and administrative requirements including the FCPA and will remain so throughout the duration of this Agreement.  The Company further warrants and represents to the Investors that all persons acting on its behalf have complied with and will continue to comply with the FCPA and all applicable anti-bribery laws.

(c)           In this Section 12.1, “Government Official” means: (i) any elected or appointed official, officer or employee of a foreign government, whether at the national, state or local levels.  This includes members of the legislative, executive and judicial branches of government, and further includes low-level employees of government agencies, such as office workers; (ii) any officer or employee of a government-owned or government-controlled business enterprise (such as a state-owned bank or utility company); (iii) any officer or employee of certain public international organizations (such as the United Nations, the World Bank or the International Monetary Fund); (iv) any person acting in an official capacity for a foreign government, government agency, or state-owned company (i.e., someone acting under a delegation of authority from these entities to carry out official responsibilities); (v) any foreign political party and any officials thereof; (vi) any candidate for foreign political office; and (vii) members of a royal family.

12.4            Repurchase for Option.  The parties acknowledge and agree that 2,400,000 Ordinary Shares (convertible from the outstanding Series B Preferred Shares) currently held by the existing holders of Series B Preferred Shares are reserved for issuance to the Key Parties in accordance with the terms and conditions of the Option Agreement and the Option Supplementary Agreement.  The parties further agree that immediately after the completion of the Starr Transfer, each of Qiming, Ignition, SIG, Tiger and IGC Asia shall assume the obligations and liabilities of Starr, with respect to the 25,298,900 Series B Preferred Shares, under the Option Agreement and the Option Supplementary Agreement in accordance with the portion of the 25,298,900 Series B Preferred Shares that it purchased from Starr under the Sale and Purchase Agreement.

13.           MISCELLANEOUS.

13.1         Governing Law.  This Agreement shall be governed in all respects by the laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

13.2        Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments.  Except as expressly stated otherwise, the rights of the Investors set forth in this Agreement are fully assignable to any person who holds or is acquiring Shares from the Investors.

13.3         Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

13.4         Entire Agreement.  This Agreement, the Series C Share Purchase Agreement, the Series B Purchase Agreement, the Series A Purchase Agreement and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of Intel Non-Disclosure Agreement entered into prior to the date of this Agreement, and such Intel Non-Disclosure Agreement shall continue in full force and effect until terminated in accordance with its terms contained therein.

13.5         Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile at the number set forth below, upon a successful transmission report being generated by the sender’s machine; or (c) three (3) Business Days after deposit with an internationally-recognized overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To the Company:	To each Key Party:

ChinaCache International Holdings Ltd. 6th Floor, Xing Ke Building No. 10 Jiu Xianqiao Road Chaoyang District, Beijing 100016, PRC Attn: Board of Directors Fax Number: +8610 6437 4251	c/o ChinaCache International Holdings Ltd. 6th Floor, Xing Ke Building No. 10 Jiu Xianqiao Road Chaoyang District, Beijing 100016, PRC Attn: Song Wang Fax Number: +8610 6437 5315

To Beijing Blue I.T., Beijing Jingtian and the PRC Subsidiary: 6th Floor, Xing Ke Building No. 10 Jiu Xianqiao Road Chaoyang District, Beijing 100016, PRC Attn: Song Wang Fax Number: +86 10 6437 5315	To Shanghai Jnet: Room 527, 1033 Kang Ding Road, Jing An District, Shanghai Attn: Yong Sha Fax Number: +8621 5228 9716

To the Investors: The addresses and fax numbers of each Investor set forth on Annex B, Annex C and Annex D

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 13.5, by giving the other party written notice of the new address in the manner set forth above.

13.6         Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party hereto under this Agreement, shall impair any such right, power or remedy of the aggrieved party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, or by law or otherwise afforded to the parties shall be cumulative and not alternative.

13.7         Interpretation; Titles and Subtitles.  This Agreement shall be construed according to its fair language.  The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

13.8         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one (1) instrument.

13.9         Severability.  Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

13.10       Adjustment for Share Splits, etc.  Whenever in this Agreement there is a reference to a specific number or percentage of the Series A Preferred Shares or Series B Preferred Shares or Series C Preferred Shares, then, upon the occurrence of any subdivision, combination or share dividend of the Series A Preferred Shares or Series B Preferred Shares or Series C Preferred Shares, as applicable, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

13.11       Pronouns.  All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons may require.

13.12       Dispute Resolution.

(a)           Negotiation Between Parties; Mediations.  The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement.  If the negotiations do not resolve the dispute to the reasonable satisfaction of the relevant parties, then each party to the dispute that is a company shall nominate one (1) authorized officer as its representative.  The relevant parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one (1) assistant for each party) and shall attempt in good faith to resolve the dispute.  If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one (1) day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration.  If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, either party to the dispute may begin formal arbitration proceedings to be conducted in accordance with subsection (b) below.  This procedure shall be a prerequisite before taking any additional action hereunder.

(b)           Arbitration.  In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in

accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”)in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the UNCITRAL Rules; and (ii) the language of the arbitration shall be English.  Notwithstanding anything in this Agreement or in the UNCITRAL Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any Investor unless such award both (x) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (y) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such Investor or any of its Affiliates to conduct its respective business operations or to make or dispose of any other investments.  The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

13.13       JAFCO Rights.  Any rights of JAFCO under this Agreement may, without prejudice to the rights of JAFCO to exercise any such rights, be exercised by JAFCO Investment (Asia Pacific) Ltd. (“JIAP”) or any other fund manager of JAFCO or their nominees (“JAFCO Manager”), unless JAFCO has (a) given notice to the other parties that any such rights cannot be exercised by JIAP or a JAFCO Manager; and (b) not given notice to the other parties that such notice which is given under this Section 13.13 has been revoked.

13.14       Amended and Restated Investors’ Rights Agreement to Prevail.  If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Revised M&A, the terms of this Agreement shall prevail.  The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Revised M&A so as to eliminate such inconsistency.

13.15       Termination.  This Agreement shall automatically terminate immediately prior to the “pricing” of a Qualified IPO, except for provisions that, by their nature, are intended to survive such termination, including Sections 2.2, 3, 10.1 and 11.  Notwithstanding anything contrary in this Agreement, if the Qualified IPO is not completed within ten (10) Business Days after the “pricing” of such Qualified IPO, this Agreement shall be retroactively reinstated in its entirety as if the termination thereof pursuant to the preceding sentence had never been effected.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

CHINACACHE INTERNATIONAL HOLDINGS LTD.		SEALED with the OFFICIAL SEAL of CHINACACHE NETWORK TECHNOLOGY (BEIJING) LIMITED

By	/s/ Song Wang
Print Name: Song Wang
Title: Director
		By	/s/ Song Wang
Print Name: Song Wang
Title: Legal Representative

SEALED with the OFFICIAL SEAL of BEIJING BLUE I.T. TECHNOLOGIES CO., LTD.

By	/s/ Xiao-Hong Kou
Print Name: Xiao-Hong Kou
Title: Legal Representative

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

SEALED with the OFFICIAL SEAL of BEIJING JINGTIAN TECHNOLOGY CO., LTD.		SEALED with the OFFICIAL SEAL of SHANGHAI JNET TELCOM CO., LTD.

By	/s/ Xinxin Zheng	By	/s/ Yong Sha
Print Name: Xinxin Zheng		Print Name: Yong Sha
Title: Legal Representative		Title: Legal Representative

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

SIGNED AND DELIVERED BY:	SIGNED AND DELIVERED BY:

/s/ Xiao-Hong Kou	/s/ Song Wang
Xiao-Hong Kou as an individual	Song Wang as an individual

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

CONSOLIDATED CAPITAL HOLDINGS LTD.		HARVEST CENTURY INTERNATIONAL LTD.

By	/s/ Xiao-Hong Kou	By	/s/ Xiao-Hong Kou
Print Name: Xiao-Hong Kou		Print Name:
Title: Director		Title: Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

INVESTORS:

QIMING VENTURE PARTNERS, L.P., a Cayman Islands exempted limited partnership				QIMING MANAGING DIRECTORS FUND, L.P., a Cayman Islands exempted limited partnership

By:	QIMING GP, L.P., a Cayman Island exempted limited partnership			By:	QIMING CORPORATE GP, LTD., a Cayman Island corporation
Its:	General Partner

	By:	QIMING CORPORATE GP, LTD., a Cayman Island corporation			By:	/s/ Robert Headley
					Its:	Managing Director

		By:	/s/ Robert Headley
		Its:	Managing Director

IGNITION VENTURE PARTNERS III, L.P., a Delaware limited partnership				IGNITION MANAGING DIRECTORS FUND III, LLC, a Delaware limited liability company

By:	IGNITION GP III, LLC, a Delaware limited liability company			By:	/s/ Robert Headley
				Its:	Managing Director

	By:	/s/ Robert Headley
	Its:	Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

INVESTORS:

SIG CHINA INVESTMENTS ONE, LTD		TIGER PARTNERS, L.P.

By	/s/ Michael L. Spolan	By	/s/ Michael Treisman
Print Name: Michael L. Spolan		Print Name: Michael Treisman
Title: Vice President, SIG Asia Investment LLLP, authorized agent for SIG China Investments One, Ltd.		Title: Authorized Signatory

INTEL CAPITAL (CAYMAN) CORPORATION		INTEL CAPITAL CORPORATION

By	/s/ Michael J. Scown	By	/s/ Michael J. Scown
Print Name: Michael J. Scown		Print Name: Michael J. Scown
Title: Authorized Signatory		Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

INVESTORS:

JAFCO ASIA TECHNOLOGY FUND II

By	/s/ Hiroshi Yamada
Print Name: Hiroshi Yamada
Title: Attorney

INVESTOR INVESTMENTS ASIA LIMITED		INVESTOR GROUP ASIA LP

By	/s/ Nicola McGall	By	/s/ Nicola McGall
	/s/ Robert de Heus		/s/ Robert de Heus
Print Name:		Print Name:
Title:		Title:

Annex A

Definitions

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Share Purchase Agreement.

“Adherence Agreement” has the meaning ascribed to it in Section 6.1(d) of this Agreement.

“Affiliate” means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of an Investor, shall include any Person who holds Shares as a nominee for such Investor, and (c) in respect of an Investor, shall also include (i) any shareholder of such Investor, (ii) any entity or individual which has a direct and indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor or its fund manager, (iv) the relatives of any individual referred to in (ii) above, and (v) any trust Controlled by or held for the benefit of such individuals.  For the avoidance of doubt, no Investor shall be deemed to be an Affiliate of any Group Company.

“Agreement” has the meaning ascribed to it in the introductory paragraph of this Agreement.

“Beijing Blue I.T.” has the meaning ascribed to it in introductory paragraph C of this Agreement.

“Beijing Jingtian” has the meaning ascribed to it in introductory paragraph D of this Agreement.

“Board” shall mean the board of directors of the Company.

“Bridge Loans” shall have the meaning ascribed to it in the Series C Purchase Agreement.

“Business Day” or “business day” shall mean any day that is not a Saturday, Sunday, legal holiday or a day on which banks are required to be closed in Singapore, the Hong Kong Special Administrative Region or the PRC.

“Buy-Out Agreement” has the meaning ascribed to it in Section 9.2(a) of this Agreement.

“CCH” has the meaning ascribed to it in introductory paragraph I of this Agreement.

“CEO” has the meaning ascribed to it in Section 8.1 of this Agreement.

“CEO Director” has the meaning ascribed to it in Section 8.1 of this Agreement.

“Claim Notice” has the meaning ascribed to it in Section 3.8(c) of this Agreement.

“Closing” has the meaning ascribed to it in the Series C Share Purchase Agreement.

“Company” has the meaning ascribed to it in introductory paragraph A of this Agreement.

“Company Repurchase” has the meaning ascribed to it in recitals of this Agreement.

“Control”, with respect to any third party, shall have the meaning ascribed to it in Rule 405 under the Securities Act, and shall be deemed to exist for any party (a) when such party holds at least twenty percent (20%) of the outstanding voting securities of such third party and no other party owns a greater number of outstanding voting securities of such third party or (b) over other members of such party’s immediate family.  Immediate family members include, without limitation, a person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law.  The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Conversion Shares” shall mean Ordinary Shares issuable or issued upon conversion of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares purchased under the Series A Share Purchase Agreement, Series B Share Purchase Agreement and Series C Share Purchase Agreement.

“Director” shall mean a member of the Board of the Company.

“Disclosing Party” has the meaning ascribed to it in Section 11.4 of this Agreement.

“Drag-Along Sale” has the meaning ascribed to it in Section 9.2 of this Agreement.

“Employee Share Option Plan” shall have the meaning ascribed to it in the Series C Purchase Agreement.

“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended.

“Final Prospectus” has the meaning ascribed to it in Section 3.8(d) of this Agreement.

“Executive Manager” has the meaning ascribed to it in Section 8.2 of this Agreement.

“First Participation Notice” has the meaning ascribed to it in Section 4.1(d)(i) of this Agreement.

“Form F-3” has the meaning ascribed to it in Section 3.2(e) of this Agreement.

“Form S-3” has the meaning ascribed to it in Section 3.2(e) of this Agreement.

“Group Companies” shall mean the Company, the PRC Subsidiary, Beijing Blue I.T., Beijing Jingtian, Shanghai Jnet and each Person (except individuals) Controlled by the Company, and a “Group Company” shall mean each or any of the Group Companies.

“HCI” has the meaning ascribed to it in introductory paragraph J of this Agreement.

“Holder” has the meaning ascribed to it in Section 3.2(d) of this Agreement.

“IAS” shall mean the applicable International Accounting Standards published by the International Accounting Standards Board from time to time.

“Ignition” means each of Ignition Venture Partners III, L.P., a State of Delaware limited partnership; and Ignition Managing Directors Fund III, LLC, a State of Delaware limited liability company.

“IGC Asia” means, collectively, Investor Investments Asia Limited, a company registered in Guernsey, and Investor Group Asia LP, a company registered in Guernsey.

“Independent Director” has the meaning ascribed to it in Section 8.1 of this Agreement.

“Information” has the meaning ascribed to it in Section 8.6 of this Agreement.

“Initiating Holders” has the meaning ascribed to it in Section 3.3(b) of this Agreement.

“Intel (Cayman)” means Intel Capital (Cayman) Corporation, a Cayman Islands company.

“Intel (Delaware)” means Intel Capital Corporation, a corporation incorporated in the State of Delaware of the United States of America.

“Intel Non-Disclosure Agreement” has the meaning ascribed to it in Section 11.5 of this Agreement.

“Investment Securities” shall mean the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and the Conversion Shares.

“Investor” or “Investors” shall mean the Series A Investors, the Series B Investors and the Series C Investors, collectively.

“Investor Director” has the meaning ascribed to it in Section 8.6 of this Agreement.

“Investor Observer” has the meaning ascribed to it in Section 8.4 of this Agreement.

“JAFCO” means JAFCO Asia Technology Fund II, a Cayman Island exempted company.

“JAFCO Manager” has the meaning ascribed to it in Section 13.13 of this Agreement.

“JIAP” has the meaning ascribed to it in Section 13.13 of this Agreement.

“Key Party” or “Key Parties” have the meaning ascribed to it in introductory paragraph K of this Agreement.

“Lenders” shall mean Qiming Venture Partners, L.P., Qiming Managing Directors Fund, L.P., Ignition Venture Partners III, L.P., Ignition Managing Directors Fund III, LLC, Starr International Cayman, Inc, SIG China Investments One, Ltd, JAFCO Asia Technology Fund II, Investor Investments Asia Limited, Investor Group Asia LP, and Intel Capital Corporation. “Lender” shall mean each or any of the Lenders.

“New Securities” has the meaning ascribed to it in Section 4.1(c) of this Agreement.

“Non-Disclosing Parties” has the meaning ascribed to it in Section 11.4 of this Agreement.

“Options” shall have the meaning ascribed to it in the recitals of this Agreement.

“Option Agreement” shall have the meaning ascribed to it in the recitals of this Agreement.

“Option Shares” shall have the meaning ascribed to it in the recitals of this Agreement.

“Option Supplementary Agreement” shall have the meaning ascribed to it in the recitals of this Agreement.

“Ordinary Shareholders” has the meaning ascribed to it in the introductory paragraph of this Agreement.

“Ordinary Shares” shall mean the ordinary shares of the Company, par value US$0.0001 per share.

“Participation Rights Holder” has the meaning ascribed to it in Section 4.1(a) of this Agreement.

“PRC” shall mean the People’s Republic of China, for the purpose of this Agreement excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Islands of Taiwan.

“PRC Subsidiary” has the meaning ascribed to it in introductory paragraph B of this Agreement.

“Preferred Shares” shall mean the Company’s Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and/or other preferred shares of the company that may be issued from time to time.

“Prior Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“Pro Rata Co-Sale Share” has the meaning ascribed to it in Section 5.1(a) of this Agreement.

“Pro Rata Share” has the meaning ascribed to it in Section 4.1(b) of this Agreement.

“Prohibited Transfer” has the meaning ascribed to it in Section 5.4(a) of this Agreement.

“Qiming” means each of Qiming Venture Partners, L.P., a Cayman Islands exempted limited partnership and Qiming Managing Directors Fund, L.P., a Cayman Islands exempted limited partnership.

“Qualified IPO” shall mean a public offering of Ordinary Shares of the Company (or securities representing such Ordinary Shares) registered under the Securities Act and with gross proceeds to the Company of at least US$50 million and an implied, pre-money valuation of US$300 million or more, or in a similar public offering of Ordinary Shares in a jurisdiction and on an internationally recognized securities exchange or inter-dealer quotation system outside of the United States, including The Stock Exchange of Hong Kong Limited, provided such public offering is equivalent to the aforementioned in terms of offering proceeds and regulatory approval, and is approved by the holders of at least fifty-one percent (51%) of the then outstanding Preferred Shares.

“Registrable Securities” has the meaning ascribed to it in Section 3.2(b) of this Agreement.

“Registrable Securities then outstanding” has the meaning ascribed to it in Section 3.2(c) of this Agreement.

“Repurchase for Option” shall have the meaning ascribed to it in the recitals of this Agreement.

“Request Notice” has the meaning ascribed to it in Section 3.3(a) of this Agreement.

“Request Securities” has the meaning ascribed to it in Section 3.3(a) of this Agreement.

“Revised M&A” shall mean the Fourth Amended and Restated Memorandum and Articles of Association of the Company to be adopted immediately following the date of this Agreement to reflect the Starr Transfer.

“Right of Participation” has the meaning ascribed to it in Section 4.1(a) of this Agreement.

“Rights Participants” has the meaning ascribed to it in Section 4.1(d)(ii) of this Agreement.

“Sale and Purchase Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Second Participation Notice” has the meaning ascribed to it in Section 4.1(d)(ii) of this Agreement.

“Second Participation Period” has the meaning ascribed to it in Section 4.1(d)(ii) of this Agreement.

“Second Series A Director” has the meaning ascribed to it in Section 8.1 of this Agreement.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Selling Shareholder” has the meaning ascribed to it in Section 4.2(b) of this Agreement.

“Series A Investors” and “Series A Investor” has the meaning ascribed to them in introductory paragraph F of this Agreement.

“Series A Preferred Shares” shall mean the Series A Preferred Shares of the Company, par value US$0.0001 per share.

“Series A Share Purchase Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“Series B Investors” and “Series B Investor” has the meaning ascribed to them in introductory paragraph G of this Agreement.

“Series B Preferred Shares” shall mean the Series B Preferred Shares of the Company, par value US$0.0001 per share.

“Series B Share Purchase Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“Series C Investors” and “Series C Investor” has the meaning ascribed to them in introductory paragraph H of this Agreement, which shall include the Lenders.

“Series C-1 Preferred Shares” shall mean the Company’s Series C-1 Preferred Shares, par value US$0.0001 per share.

“Series C-2 Preferred Shares” shall mean the Company’s Series C-2 Preferred Shares, par value US$0.0001 per share.

“Series C-3 Preferred Shares” shall mean the Company’s Series C-3 Preferred Shares, par value US$0.0001 per share.

“Series C Preferred Shares” shall mean collectively the Company’s Series C-1 Preferred Shares, Series C-2 Preferred Shares and Series C-3 Preferred Shares, par value US$0.0001 per share.

“Series C Share Purchase Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“Shanghai Jnet” has the meaning ascribed to it in introductory paragraph D of this Agreement.

“Shareholders” shall mean the Ordinary Shareholders and the Investors (each a “Shareholder”), unless the text specifically indicate otherwise.

“Shares” shall mean all Preferred Shares and all Ordinary Shares now owned or subsequently acquired by any Shareholder.

“SIG” shall mean SIG China Invetments One, Ltd.

“Starr” means Starr International Cayman, Inc., a Cayman Islands company.

“Subsidiary” or “subsidiary” shall mean, with respect to any subject entity (the “subject entity”), (i) any company, partnership or other entity (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than a 50% interest in the profits or capital of such entity are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with IAS or U.S. GAAP, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary.  For the avoidance of doubt, the Subsidiaries of the Company shall include the PRC Subsidiary, Beijing Blue I.T., Beijing Jingtian and Shanghai Jnet.

“Terms” has the meaning ascribed to it in Section 11.1 of this Agreement.

“Tiger” means Tiger Partners, L.P.

“Trade Sale” has the meaning ascribed to it in Section 9.1 of this Agreement.

“Transaction Agreements” shall mean this Agreement, the Series C Share Purchase Agreement, and any other document, certificate, and agreement delivered in connection with the transactions contemplated hereby and thereby.

“Transfer Notice” has the meaning ascribed to it in Section 4.2(b) of this Agreement.

“Transfer Shares” has the meaning ascribed to it in Section 4.2(b) of this Agreement.

“US$” shall mean the lawful currency of the United States of America.

“U.S. GAAP” shall mean the accounting principles generally accepted in the United States.

“UNCITRAL Rules” has the meaning ascribed to it in Section 13.12(b) of this Agreement.

“Violation” has the meaning ascribed to it in Section 3.8(a) of this Agreement.

Annex B

List of Series A Investors and Addresses for Notices

Name of Investor	Address for Notices

JAFCO ASIA TECHNOLOGY FUND II

c/o JAFCO Investment (Asia Pacific) Ltd

6 Battery Road

#42-01 Singapore 049909

Attention: The President

Fax: +65 6221 3690

With a copy to:

JAFCO Investment (Hong Kong) Ltd.

Beijing Representative Office

Room 17

Beijing Fortune Building

No.5 Dong San Huan Bei Lu

Chao Yang District, Beijing 100004, China

Attention:  Chief Representative

Fax: 8610 6590 9729

INTEL CAPITAL (CAYMAN) CORPORATION (formerly known as Intel Capital Corporation)	c/o Intel Semiconductor Ltd 32/F Two Pacific Place 88 Queensway Central Hong Kong Fax: +852 2240-3775 Attn: APAC Portfolio Manager With an e-mail copy in PDF format to apacportfolio@intel.com

INVESTOR INVESTMENTS ASIA LIMITED

Canada Court, Upland Road
St Peter Port
Guernsey, GY1 3BQ
Fax: +44 1481 744 555
Attn: Ms. Lisa Barnett

With an e-mail copy in PDF format to:
paul.choo@investorab.com,
investorab@rbc.com,
robert.deheus@investorab.com,  and
AMOALL@investorab.com

INVESTOR GROUP ASIA LP

By Investor Group Asia G.P. Ltd, its General Partner
Canada Court, Upland Road
St Peter Port
Guernsey, GY1 3BQ
Fax: +44 1481 744 555
Attn: Ms. Lisa Barnett

With an e-mail copy in PDF format to:
paul.choo@investorab.com,
investorab@rbc.com,
robert.deheus@investorab.com,  and
AMOALL@investorab.com

Annex C

List of Series B Investors and Addresses for Notices

Name of Series B Investor	Address for Notices

QIMING VENTURE PARTNERS, L.P.	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: John Zagula Phone: (425) 709-0772 Fax: (425) 709-0798
QIMING MANAGING DIRECTORS FUND, L.P.	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: John Zagula Phone: (425) 709-0772 Fax: (425) 709-0798
IGNITION VENTURE PARTNERS III, L.P.	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: John Zagula Phone: (425) 709-0772 Fax: (425) 709-079
IGNITION MANAGING DIRECTORS FUND III, LLC	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: John Zagula Phone: (425) 709-0772 Fax: (425) 709-079
TIGER PARTNERS, L.P.

c/o Tiger Management L.L.C.

101 Park Avenue

New York, New York 10178

Attention: General Counsel

Fax: (646) 417-7809

Telephone: (212) 984-2548

With an email copy in PDF format to:

michael.treisman@tigerfund.com

SIG CHINA INVESTMENTS ONE, LTD

Suite 5711, Plaza 66

1266 Nanjing Road West

Shanghai, China 200040

Fax: +86 21 6113 0128

Attention: Peter Tan

All email correspondence to: Peter.Tan@sig.com

With a copy to:

Michael L. Spolan

Susquehanna Asia Investment, LLP

101 California Street, Suite 3250

San Francisco, CA 94

JAFCO ASIA TECHNOLOGY FUND II

c/o JAFCO Investment (Asia Pacific) Ltd

6 Battery Road

#42-01 Singapore 049909

Attn: The President

Fax: +65 6221 3690

With a copy to:

JAFCO Investment (Hong Kong) Ltd.

Beijing Representative Office

Room 17

Beijing Fortune Building

No.5 Dong San Huan Bei Lu

Chao Yang District, Beijing 100004, China

Attention:  Chief Representative

Fax: 8610 6590 9729

INVESTOR INVESTMENTS ASIA LIMITED

Canada Court, Upland Road
St Peter Port
Guernsey, GY1 3BQ
Fax: +44 1481 744 555
Attn: Ms. Lisa Barnett

With an e-mail copy in PDF format to:

paul.choo@investorab.com,
investorab@rbc.com,
robert.deheus@investorab.com, and
AMOALL@investorab.com

INVESTOR GROUP ASIA LP

By Investor Group Asia G.P. Ltd, its General Partner
Canada Court, Upland Road
St Peter Port
Guernsey, GY1 3BQ
Fax: +44 1481 744 555
Attn: Ms. Lisa Barnett

With an e-mail copy in PDF format to:
paul.choo@investorab.com,
investorab@rbc.com,
robert.deheus@investorab.com, and
AMOALL@investorab.com

Annex D

List of Series C Investors and Addresses for Notices

Name of Series C Investor	Address for Notices

QIMING VENTURE PARTNERS, L.P.	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: John Zagula Phone: (425) 709-0772 Fax: (425) 709-0798
QIMING MANAGING DIRECTORS FUND, L.P.	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: John Zagula Phone: (425) 709-0772 Fax: (425) 709-0798
IGNITION VENTURE PARTNERS III, L.P.	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: John Zagula Phone: (425) 709-0772 Fax: (425) 709-079
IGNITION MANAGING DIRECTORS FUND III, LLC	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: John Zagula Phone: (425) 709-0772 Fax: (425) 709-079
TIGER PARTNERS, L.P.

c/o Tiger Management L.L.C.

101 Park Avenue

New York, New York 10178

Attention: General Counsel

Fax: (646) 417-7809

Telephone: (212) 984-2548

With an email copy in PDF format to:

michael.treisman@tigerfund.com

SIG CHINA INVESTMENTS ONE, LTD

Suite 5711, Plaza 66

1266 Nanjing Road West

Shanghai, China 200040

Fax: +86 21 6113 0128

Attn: Peter Tan

All email correspondence to: Peter.Tan@sig.com

With a copy to:

Michael L. Spolan

Susquehanna Asia Investment, LLP

101 California Street, Suite 3250

San Francisco, CA 94

JAFCO ASIA TECHNOLOGY FUND II

c/o JAFCO Investment (Asia Pacific) Ltd

6 Battery Road

#42-01 Singapore 049909

Attention: The President

Fax: +65 6221 3690

With a copy to:

JAFCO Investment (Hong Kong) Ltd.

Beijing Representative Office

Room 817

Beijing Fortune Building

No.5 Dong San Huan Bei Lu

Chao Yang District, Beijing 100004, China

Attention:  Chief Representative

Fax: 8610 6590 9729

INTEL CAPITAL CORPORATION	c/o Intel Semiconductor Ltd 32/F Two Pacific Place 88 Queensway Central Hong Kong Fax: +852 2240-3775 Attn: APAC Portfolio Manager With an e-mail copy in PDF format to apacportfolio@intel.com

INVESTOR INVESTMENTS ASIA LIMITED

Canada Court, Upland Road
St Peter Port
Guernsey, GY1 3BQ
Fax: +44 1481 744 554
Attn: Ms. Lisa Barnett

With an e-mail copy in PDF format to:

paul.choo@investorab.com,
investorab@rbc.com,
robert.deheus@investorab.com, and
AMOALL@investorab.com

INVESTOR GROUP ASIA LP

By Investor Group Asia G.P. Ltd, its General Partner
Canada Court, Upland Road
St Peter Port
Guernsey, GY1 3BQ
Fax: +44 1481 744 554
Attn: Ms. Lisa Barnett

With an e-mail copy in PDF format to:

paul.choo@investorab.com,
investorab@rbc.com,
robert.deheus@investorab.com, and
AMOALL@investorab.com

EXHIBIT A

ADHERENCE AGREEMENT

This Adherence Agreement (“Adherence Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of the Third Amended and Restated Investors’ Rights Agreement dated as of               , 2010 (the “Agreement”) by and among ChinaCache International Holdings Ltd., a Cayman Islands exempted company (the “Company”) and certain of its shareholders and in consideration of the Shares subscribed for by the Transferee thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adherence Agreement, the Transferee agrees as follows:

1.                                       Acknowledgment.  Transferee acknowledges that Transferee is acquiring [number] [Preferred/Ordinary] shares of the Company (the “Shares”) from [name of transferor] (the “Transferor”), subject to the terms and conditions of the Agreement.

2.                                       Agreement.  Immediately upon transfer of the Shares, Transferee (i) agrees that the Shares acquired by Transferee shall be bound by and subject to the terms of the Agreement applicable to the Transferor, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a/an [Ordinary Shareholder thereunder(if transferor is an Ordinary Shareholder)]/[Investor thereunder (if transferor is an Investor other than Intel)][Investor thereunder, and Transferee acknowledges, confirms and agrees that neither it nor its assignees or transferees shall enjoy the exceptions applicable to [Intel (Cayman) / Intel (Delaware)] in Sections 9.2 and 11 of the Agreement (if transferor is Intel)].

3.                                       Notice.  Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.                                       Governing Law.  This Adherence Agreement shall be governed in all respects by the laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

EXECUTED AND DATED this              day of                                   ,         .

TRANSFEREE:

By:

Name:

Title:

Address:

Fax:

Accepted and Agreed:

CHINACACHE INTERNATIONAL HOLDINGS LTD.

By:

Name:

Title:

EXHIBIT B

INDEMNIFICATION AGREEMENT

EXHIBIT C

BUY-OUT AGREEMENT